As filed with the Securities and Exchange Commission on August 17, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2005

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 16, 2005, Leonard S. Polaner, Chairman of the Board of Directors of B&G Foods, Inc., resigned from the Board.  Mr. Polaner’s resignation was not the result of any disagreement with B&G Foods.  Stephen C. Sherrill, a director of B&G Foods since 1997, was appointed by the Board as its new Chairman.

Also on August 16, 2005, Robert C. Cantwell, the Executive Vice President of Finance and Chief Financial Officer of B&G Foods, was appointed to fill the vacancy on the Board created by Mr. Polaner’s resignation.  Mr. Cantwell was not selected as a director pursuant to any arrangement or understanding with any other person.  Mr. Cantwell was not appointed to any committees of the Board.  The information required by Item 404(a) of Regulation S-K appears under the headings “Our Management” and “Certain Relationships and Related Transactions—Securities Holders Agreement and Registration Rights Agreement” in B&G Foods’ Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2005, and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: August 17, 2005	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and
Chief Financial Officer